Exhibit 24.2.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, a Director of Kansas City Power & Light Company, a Missouri corporation, does hereby constitute and appoint Terry D. Bassham or Jaileah X. Huddleston, her true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned as such director a Registration Statement on Form S-3, and any amendments thereto, hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 26th day of September, 2016.

/s/ Sandra J. Price
Sandra J. Price

STATE OF MISSOURI	)
	)	SS
COUNTY OF JACKSON	)

On this 26th day of September, 2016, before me the undersigned, a Notary Public, personally appeared Sandra J. Price, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that he/she executed the same as his/her free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/ Melissa Jaramillo
Notary Public

My Commission Expires: April 1, 2018